SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 1, 2009

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14625	53-0085950
(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500, Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 744-1000

(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events

The purpose of this Current Report on Form 8-K is to update our financial statements for the year ended December 31, 2008 and other information listed below to reflect the sale of a hotel property. On August 20, 2009, Host Hotels & Resorts, Inc. (the “Company”) sold the Hanover Marriott for net proceeds of approximately $26 million. In accordance with accounting requirements regarding the impairment or disposal of long-lived assets, the Company reported the results of this hotel as discontinued operations in its Quarterly Report on Form 10-Q for the quarter and year-to-date periods ended September 11, 2009. The Company had previously revised the financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, to reflect the operations of four other properties that were previously sold as discontinued operations and the adoption of two new accounting requirements that affected the accounting for its senior exchangeable debentures and non-controlling interests in consolidated entities. Those financial statements, which were filed on August 5, 2009 as part of a Current Report on Form 8-K, have been further updated herein to also reflect the operations of the Hanover Marriott as discontinued operations. The revised information includes:

•	Computation of Ratios of Earnings to Fixed Charges;

•	Selected Financial Data;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”);

•	Consolidated Financial Statements and Notes thereto; and

•	Schedule of Real Estate and Accumulated Depreciation.

This information is attached hereto as exhibits 12 and 99.1 through 99.4 and is incorporated herein by reference.

Additionally, in the August 5, 2009 filing, the Company previously updated its MD&A and consolidated financial statements and notes to provide additional disclosure regarding its critical accounting policies for the evaluation of potential impairment of long-lived assets.

The Company has also updated the footnotes to the audited consolidated financial statements, either in this filing or in the Current Report on Form 8-K filed on August 5, 2009, to disclose certain significant transactions listed below that occurred subsequent to December 31, 2008. However, investors are cautioned that the MD&A with respect to the three years ended December 31, 2008 presented herein represents the MD&A that the Company filed as part of its 2008 Annual Report on Form 10-K in February 2009 updated only to reflect the effect on its results of operations and financial position discussed therein of the adoption of the new accounting pronouncements, critical accounting policies for the evaluation of potential impairments of long-lived assets and sales of the five properties discussed above. The MD&A presented herein has not been updated or amended to reflect any other information, uncertainties, transactions, risks, events or trends occurring or known to management, including those listed below, that have occurred subsequent to February 27, 2009, the date on which the Company filed its annual report on Form 10-K. These items for which the MD&A presented herein has not been updated or amended (but for which the footnotes to the audited consolidated financial statements have been updated) include:

•	The September 14, 2009 declaration of a $.25 per share dividend which will be payable in a combination of common stock and cash on December 18, 2009;

•	The issuance of approximately 22 million shares during the third and fourth quarters for net proceeds of $226 million as of November 6, 2009 through the Company’s continuous equity offering program;

•	The repayment of an aggregate $410 million outstanding under the revolver and term loan portions of the credit facility;

•	The repurchase of $74 million face amount of our 2.625% Exchangeable Senior Debentures with a carrying amount of $68 million for approximately $66 million;

•	The repurchase of $75 million face amount of our 3.25% Exchangeable Senior Debentures with a carrying amount of $72 million for approximately $69 million;

•	The September prepayment of the $135 million mortgage outstanding on the Westin Kierland;

•	The July repayment of $175 million mortgage debt on the San Diego Marriott Hotel & Marina;

•	The May issuance of $400 million principal amount of 9% Series T senior notes for net proceeds of $380 million;

•	The April issuance of 75,750,000 shares of common stock for net proceeds of $480 million;

•	The March incurrence of a $120 million mortgage on JW Marriott Hotel Washington, DC;

•	The March prepayment of the $34 million mortgage outstanding on the Westin Indianapolis; and

•	Impairment charges recorded for four properties and an equity method investment totaling $131 million.

In addition, neither the footnotes to the audited consolidated financial statements nor the MD&A presented herein have been amended or updated to reflect the following information:

•	Modification of the Company’s forecast on the range of expected revenues per available room (RevPAR) for its comparable hotels for 2009;

•	Modification of the Company’s forecast on the range of expected dividends per share for 2009; and

•	all other events relating to the results of operations for the first three quarters of 2009.

Investors should read the information contained in this current report together with the other information contained in the Company’s 2008 Annual Report on Form 10-K filed on February 27, 2009, the Company’s Form 8-K filed on August 5, 2009, the Company’s Form 10-Q for the quarter ended September 11, 2009, filed with the SEC on October 16, 2009 and other information filed with, or furnished to, the SEC after February 27, 2009.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.
12	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Results of Operations and Financial Condition

99.3	Consolidated financial statements as of December 31, 2008 and 2007 and for the three years ended December 31, 2008

99.4	Schedule of Real Estate and Accumulated Depreciation as of December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: November 9, 2009

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